
                                  Exhibit 11.1
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                    Nine Months
                                                                                 Ended November 30,
                                                                                 1996           1995
                                                                           ---------------- -----------------
                                                                             (Dollar amounts in thousands,
                                                                               except per share data)
Primary

   Net earnings applicable to common stock                                     $189,056           $138,082
                                                                           ================ =================


   Average shares outstanding                                                   102,666             97,165
   Net effect of dilutive stock options --
     based on the treasury stock method
     using average market price                                                   2,287              1,893
                                                                           ---------------- -----------------

       Total average shares                                                     104,953             99,058
                                                                           ================ =================

   Per share amount                                                               $1.80              $1.39
                                                                           ================ =================


Fully diluted

   Net earnings applicable to common stock                                     $189,056           $138,082
                                                                           ================ =================


   Average shares outstanding                                                   102,666             97,165
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the closing market price, if higher than
     average market price.                                                        3,400              2,095
                                                                           ---------------- -----------------

       Total average shares                                                     106,066             99,260
                                                                           ================ =================

   Per share amount                                                               $1.78              $1.39
                                                                           ================ =================
